UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017 (January 3, 2017)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement Amendments

On January 3, 2017, Everi Payments Inc. (the “Company”), a wholly owned subsidiary of Everi Holdings Inc. (“Everi Holdings”), entered into amendments to the existing employment agreements with each of Juliet A. Lim, its Executive Vice President, Payments, General Counsel and Corporate Secretary (the “Lim Amendment”), and David Lucchese, its Executive Vice President, Games (the “Lucchese Amendment” and, together with the Lim Amendment, the “Employment Agreement Amendments”).  Except as set forth in the Employment Agreement Amendments, the terms of the existing employment agreements for each of Ms. Lim and Mr. Lucchese are unchanged and remain in full force and effect.

Juliet A. Lim

The Lim Amendment (a) amends Ms. Lim’s title to Executive Vice President, Payments Business Leader, reporting directly to the Chief Executive Officer of the Company, and Chief Legal Officer, performing such duties and responsibilities as are reasonably assigned by the Chief Executive Officer or Board of Directors of the Company, and (b) provides that if Ms. Lim gives the Company at least ninety (90) days’ prior written notice of her intent to voluntarily resign from the Company on or prior to December 31, 2017, then such resignation shall be deemed a termination by Ms. Lim for Good Reason (as defined in her existing employment agreement) and shall entitle Ms. Lim to the severance payments and benefits set forth in Sections 4.3.1 through 4.3.4 of her existing employment agreement and, subject to the terms set forth in the Lim Amendment, an additional bonus, pro-rated based on the date of termination.

David Lucchese

The Lucchese Amendment (a) reflects a change in Mr. Lucchese’s title to Executive Vice President, Digital and Interactive Business Leader, reporting directly to the Executive Vice President and Games Business Leader, and the associated reduction in his annual base salary, and (b) provides that if Mr. Lucchese gives the Company at least ninety (90) days’ prior written notice of his intent to voluntarily resign from the Company on or prior to December 31, 2017, then such resignation shall be deemed a termination by Mr. Lucchese for Good Reason (as defined in his existing employment agreement) and shall entitle Mr. Lucchese to the severance payments and benefits set forth in Sections 4.3.1 through 4.3.4 of his existing employment agreement and, subject to the terms set forth in the Lucchese Amendment, a base salary continuation and target bonus based upon his prior annual salary rate of $425,000 and an additional bonus, pro-rated based on the date of termination.

The foregoing descriptions of the Employment Agreement Amendments are not complete and are qualified in their entirety by reference to the Employment Agreement Amendments, copies of which will be filed as exhibits to Everi Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: January 9, 2017	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer